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                         Consent of Independent Auditor

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 9, 2002, in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4, 333-81150) and related Prospectus of Sovereign Real Estate Investment Trust for the registration of 161,792 shares of its 12% Series A noncumulative exchangeable preferred interests.


                                                      /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 2002